Exhibit 99.77I


Item 77(i): Terms of new or amended securities

LORD ABBETT MUNICIPAL INCOME TRUST AMENDMENT TO DECLARATION AND
AGREEMENT OF TRUST

An Amendment to the Declaration and Agreement of Trust of Lord Abbett Municipal Income Trust (the "Trust"), dated April 26, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 34 to the Trust's Registration Statement filed on April 27, 2007. The Amendment established a new class of shares for the Lord Abbett High Yield Municipal Bond Fund, designated to be Class Y of such series.

Item 77(i): Terms of new or amended securities

LORD ABBETT MUNICIPAL INCOME TRUST AMENDMENT TO DECLARATION AND
AGREEMENT OF TRUST

An Amendment to the Declaration and Agreement of Trust of Lord Abbett Municipal Income Trust (the "Trust"), dated July 26, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 35 to the Trust's Registration Statement filed on September 12, 2007. The Amendment changed the class of shares for the Lord Abbett High Yield Municipal Bond Fund, designated Class Y as Class I shares.

Item 77(i): Terms of new or amended securities

LORD ABBETT MUNICIPAL INCOME TRUST AMENDMENT TO DECLARATION AND
AGREEMENT OF TRUST

An Amendment to the Declaration and Agreement of Trust of Lord Abbett Municipal Income Trust (the "Trust"), dated July 26, 2007 is hereby incorporated by reference to the Post-Effective Amendment No. 35 to the Trust's Registration Statement filed on September 12, 2007. The Amendment established one new class of shares for four of the Trust's six series: Georgia Series, Lord Abbett High Yield Municipal Bond Fund, Lord Abbett Intermediate Tax-Free Fund, and Pennsylvania Series; such new class designated Class F of each series.